PROSPECTUS SUPPLEMENT

Prospectus Supplement dated March 26, 2001 (To Prospectus dated November 21,
2000)

$368,768,217 (APPROXIMATE)

UNION PLANTERS MORTGAGE LOAN TRUST, SERIES 2001-UP1
MORTGAGE PASS-THROUGH CERTIFICATES

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

UNION PLANTERS PMAC, INC.
MASTER SERVICER

UNION PLANTERS BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN SELLER


     With respect to the table entitled "DELINQUENCY HISTORY OF THE MASTER SERVICER'S SERVICING PORTFOLIO" and the heading 12/31/2000, (i) in the row entitled "90+ or in Bankruptcy," the number 56.73 is replaced by 91.77 and the number 1.31 is replaced by 2.12 and (ii) in the row entitled "Total Delinquency," the number 162.44 is replaced by 197.48 and the number 3.75 is replaced by 4.56.


                              SALOMON SMITH BARNEY